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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-11 of our reports dated February 27, 1996, on our audits of the financial statements and schedule of Garden Hotel Associates LP. We also consent to the reference to our firm under the caption "Experts."


                                          COOPERS & LYBRAND L.L.P.


Dallas, Texas
March 5, 1996